UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008

Hot Topic, Inc.

(Exact name of registrant as specified in its charter)

California	0-28784	77-0198182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18305 E. San Jose Avenue, City of Industry, California	91748
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 839-4681

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Pursuant to a mutual separation agreement, Hot Topic, Inc. and Michael Crooke, the former President of our Hot Topic division, agreed to end Mr. Crooke’s employment with us effective as of July 1, 2008.

(e)	On July 7, 2008, we entered into a Stock Option Cancellation Agreement with Elizabeth McLaughlin, our Chief Executive Officer, pursuant to which the stock option to purchase 100,000 shares of common stock granted on June 2, 2008 to Ms. McLaughlin in connection with the appointment of Mr. Crooke as President of our Hot Topic division was cancelled. A copy of the Stock Option Cancellation Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Stock Option Cancellation Agreement dated July 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOT TOPIC, INC.

By:	/s/ James McGinty
James McGinty Chief Financial Officer

Date: July 8, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Stock Option Cancellation Agreement dated July 7, 2008.